Exhibit 10.1

FIFTH AMENDMENT TO THE
LINCOLN FEDERAL SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

        Pursuant to rights reserved under Section 9.1 of the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement (as last restated effective January 1, 2001) (the “Plan”), Lincoln Bank, by action of its Board of Directors, amends the Plan, as follows.

    1.        Effective with respect to distributions of benefits on or after March 28, 2005, Section 6.10 of the Plan shall be amended by changing the mandatory small benefit cashout threshold from five thousand dollars ($5,000) to one thousand dollars ($1,000).

    2.        Effective April 1, 2005, the name of the Plan shall be changed to the Lincoln Bank Employee Stock Ownership Plan and Trust Agreement to reflect the change in name of Lincoln Federal Savings Bank to Lincoln Bank, and all references in the Plan to Lincoln Federal Savings Bank shall be changed to Lincoln Bank.

        This Fifth Amendment has been executed this 19th day of April , 2005.

LINCOLN BANK Signature /s/ T. Tim Unger Printed Name T. Tim Unger Title President